Exhibit 99.1
Inotiv Reports First Quarter Financial Results for Fiscal 2024 and Provides Business Update

– First quarter fiscal 2024 revenue up 10.3% to $135.5 million
–First quarter fiscal 2024 DSA revenue up 8.8% to $44.7 million and RMS revenue up 11.1% to $90.8 million
–Shift to a renewed focus on sales and marketing as near-term infrastructure projects near completion
–Conference call begins today at 4:30 pm ET
WEST LAFAYETTE, IN, February 7, 2024– Inotiv, Inc. (Nasdaq: NOTV) (the “Company”), a leading contract research organization specializing in nonclinical and analytical drug discovery and development services and research models and related products and services, today announced financial results for the three months (“Q1 FY 2024”) ended December 31, 2023.
Revenue by Segment

(in millions of USD)	Three months ended December 31		% change
	2023	2022
	(unaudited)	(unaudited)
DSA (Discovery & Safety Assessment)	$44.7	$41.1	8.8%
RMS (Research Models & Services)	$90.8	$81.7	11.1%
Total	$135.5	$122.8	10.3%

Management Commentary

Robert Leasure Jr., President and Chief Executive Officer, commented, “Our transformation over the past 18 months has been significant, culminating in the optimization of our operational footprint from 35 to 24 locations, simultaneously expanding three existing facilities and then recently completing the transition of our transportation operations in-house. This will allow us to better service customer demand, add new complementary services and create a platform which will support growth and allow us to leverage our fixed cost structure and enhance margins. As we near the completion of these infrastructure projects, we have shifted to a renewed focus on sales and marketing.

"Our first quarter improvement in the DSA backlog compared to last quarter was a positive. We expect some of this may reflect pent-up demand after a slow summer, but we remain encouraged. The critical groundwork has been completed and we plan to continue building on our strategic initiatives which should improve our efficiencies across our sites and positively impact top and bottom lines,” concluded Mr. Leasure.
Financial Highlights
Q1 FY 2024 Highlights
•Revenue was $135.5 million in Q1 FY 2024 as compared to $122.8 million during the three months ended December 31, 2022 (“Q1 FY 2023”), driven by an increase of $9.1 million, or 11.1%, in Research Models and Services (“RMS”) revenue and an increase of $3.6 million, or 8.8%, in Discovery and Safety Assessment (“DSA”) revenue.
•Consolidated net loss for Q1 FY 2024 was $15.8 million, or 11.7% of total revenue, compared to consolidated net loss of $86.9 million, or 70.8% of total revenue, in Q1 FY 2023.
•Adjusted EBITDA1 in Q1 FY 2024 was $9.6 million, or 7.1% of total revenue, compared to $(5.5) million, or (4.5%) of total revenue, in Q1 FY 2023.
•Net book-to-bill ratio for Q1 FY 2024 was 1.46x for the DSA services business.
•DSA backlog was $152.3 million at December 31, 2023 up from $147.9 million at December 31, 2022, and up from $132.1 million at September 30, 2023.

1 This is a non-GAAP financial measure. Refer to “Non-GAAP to GAAP Reconciliation” in this release for further information.
DSA and RMS Highlights
•In December 2023, the Company announced that it would be partnering with Vanguard Supply Chain Solutions LLC, the Company’s then-current provider of transportation services, to enable the in-house integration of Inotiv’s North American transportation operations. The Company completed this in-house integration in the second quarter of fiscal 2024.
•The expansion activities at Fort Collins, CO, were completed by the end of October 2023 and the expanded site completed the validation of the facility and equipment which became operational in the second quarter of fiscal 2024.
•During the three months ended December 31, 2023, the Company closed the sale of its RMS facilities in Spain and France.
•The Company continues to execute on its site optimization plan for its Blackthorn, UK site. The relocation of operating activities from Blackthorn into its Hillcrest, UK site is expected to be completed by the end of March 2024.
•The Company's facilities in Cumberland and Dublin, Virginia; Haslett, Michigan; and Blackthorn, U.K. are all under contract to be sold and are held for sale as of December 31, 2023.
First Quarter Fiscal 2024 Financial Results (Three Months Ended December 31, 2023)

Revenue increased 10.3% to $135.5 million in Q1 FY 2024 as compared to $122.8 million in Q1 FY 2023. The higher total revenue in the first quarter was driven by a $9.1 million increase in RMS revenue and a $3.6 million increase in DSA revenue.

Operating loss was $9.4 million in Q1 FY 2024 as compared to an operating loss of $90.6 million in Q1 FY 2023. The lower total operating loss in Q1 FY 2024 was primarily the result of an approximately $76.4 million increase in RMS operating income and a decrease in unallocated corporate expenses of approximately $5.7 million, partially offset by an approximately $0.7 million decrease in DSA operating income. The increase in RMS operating income was primarily due to a $66.4 million non-cash goodwill impairment charge in Q1 FY 2023 that did not recur in Q1 FY 2024.

Cash and cash equivalents as of December 31, 2023, was $22.0 million and there were no borrowings on the Company’s $15.0 million revolving credit facility. Cash and cash equivalents of $22.0 million at December 31, 2023 compares to $35.5 million at September 30, 2023, the end of fiscal year 2023. Cash used in operating activities was $6.5 million for Q1 FY 2024, compared to cash used in operating activities of $7.4 million for Q1 FY 2023. For Q1 FY 2024, capital expenditures totaled $5.6 million compared to $8.4 million for Q1 FY 2023. Total debt, net of debt issuance costs, as of December 31, 2023, was $379.3 million. The Company was in compliance with its debt covenants as of December 31, 2023.
Fiscal 2024 Outlook

We reaffirm fiscal 2024 revenues are expected to be in the range of $580 to $590 million and adjusted EBITDA is expected to be in the range of $75 to $80 million.

We expect to continue to remain in compliance with our financial covenants for the next 12 months. We reaffirm that capital expenditures are expected to be approximately 4.5% of revenue in fiscal 2024.
Webcast and Conference Call
Management will host a conference call on Wednesday, February 7, 2024, at 4:30 pm ET to discuss first quarter results for fiscal year 2024.
Interested parties may participate in the call by dialing:
•(877) 704-4453 (Domestic)
•(201) 389-0920 (International)
•13744155 (Conference ID)
The live conference call webcast will be accessible in the Investors section of the Company’s web site and directly via the following link:

https://viavid.webcasts.com/starthere.jsp?ei=1654236&tp_key=c90f5f4d4c

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Inotiv’s web site at: https://www.inotivco.com/investors/investor-information/.

Non-GAAP to GAAP Reconciliation
This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA and Adjusted EBITDA as a percentage of total revenue for the three months ended December 31, 2023 and 2022 and selected business segment information for those periods. Adjusted EBITDA as reported herein refers to a financial measure that excludes from consolidated net income (loss), statements of operations line items interest expense and income tax (benefit) expense, as well as non-cash charges for depreciation and amortization, stock compensation expense, acquisition and integration costs, startup costs, restructuring costs incurred in connection with the exit of multiple facilities, unrealized foreign exchange gain/loss, amortization of inventory step up, loss/gain on disposition of assets, other unusual third-party costs and goodwill impairment loss. The adjusted business segment information excludes from operating income and unallocated corporate G&A these same expenses.
Adjusted EBITDA guidance for fiscal year 2024 is provided on a non-GAAP basis. The Company cannot reconcile this guidance to expected net income/loss without unreasonable effort because certain items that impact net income/loss and net income/loss margin are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results.
The Company believes that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate the Company’s ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources. Investors should consider these non-GAAP measures as supplemental and in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.
Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.
About the Company
Inotiv, Inc. is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services and research models and related products and services. The Company’s products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical R&D projects, all while working together to build a healthier and safer world. Further information about Inotiv can be found here: https://www.inotivco.com/.
This release contains forward-looking statements that are subject to risks and uncertainties including, but are not limited to, statements regarding our intent, belief or current expectations with respect to (i) our strategic plans; (ii) trends in the demand for our services and products; (iii) trends in the industries that consume our services and products; (iv) our ability to develop new services and products; (v) our ability to source animal research models; (vi) our ability to make capital expenditures, fund our operations and satisfy our obligations; (vii) global economic conditions, especially as they impact our markets; (viii) our cash position; (ix) our ability to successfully integrate the operations and personnel related to acquisitions; (x) our ability to effectively manage current expansion efforts or any future expansion or acquisition initiatives undertaken by us; (xi) our ability to develop and build infrastructure and teams to manage growth and projects; (xii) our ability to continue to retain and hire key talent; (xiii) our ability to market our services and products under our corporate name and relevant brand names; (xiv) our ability to service our outstanding indebtedness and to comply with financial covenants; (xv) our expectations regarding the volume of new bookings, pricing, operating income or losses and liquidity; (xvi) our ability to manage recurring and unusual costs; (xvii) our ability to execute on our restructuring and site optimization plans and to realize the expected benefits related to such actions; and (xviii) the impact of public health emergencies on the economy, demand for our services and products and our operations, including the measures taken by governmental authorities to address such public health emergencies, which may precipitate or exacerbate other risks and/or uncertainties, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission.

Company Contact	Investor Relations
Inotiv, Inc.	LifeSci Advisors
Beth A. Taylor, Chief Financial Officer	Bob Yedid
(765) 497-8381	(516) 428-8577
btaylor@inotivco.com	bob@lifesciadvisors.com

INOTIV, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31
	2023	2022
Service revenue	$53,863	$50,048
Product revenue	81,638	72,706
Total revenue	135,501	122,754
Costs and expenses:
Cost of services provided (excluding depreciation and amortization of intangible assets)	39,077	34,001
Cost of products sold (excluding depreciation and amortization of intangible assets)	62,951	63,263
Selling	5,348	4,501
General and administrative	19,927	28,298
Depreciation and amortization of intangible assets	14,250	13,263
Other operating expense	3,319	3,639
Goodwill impairment loss	—	66,367
Operating loss	$(9,371)	$(90,578)
Other (expense) income:
Interest expense	(11,364)	(10,450)
Other income (expense)	1,413	(1,878)
Loss before income taxes	$(19,322)	$(102,906)
Income tax benefit	3,494	15,974
Consolidated net loss	$(15,828)	$(86,932)
Less: Net (loss) income attributable to noncontrolling interests	(440)	391
Net loss attributable to common shareholders	$(15,388)	$(87,323)

Loss per common share
Net loss attributable to common shareholders:
Basic	$(0.60)	$(3.41)
Diluted	$(0.60)	$(3.41)
Weighted-average number of common shares outstanding:
Basic	25,764	25,603
Diluted	25,764	25,603

INOTIV, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,	September 30,
	2023	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,001	$35,492
Trade receivables and contract assets, net of allowances for credit losses of $6,313 and $7,446, respectively	89,849	87,383
Inventories, net	50,640	56,102
Prepaid expenses and other current assets	26,264	33,408
Assets held for sale	1,934	1,418
Total current assets	190,688	213,803

Property and equipment, net	191,536	191,068
Operating lease right-of-use assets, net	48,012	38,866
Goodwill	94,286	94,286
Other intangible assets, net	300,350	308,428
Other assets	10,638	10,079
Total assets	$835,510	$856,530

Liabilities, shareholders' equity and noncontrolling interest
Current liabilities:
Accounts payable	$30,716	$32,564
Accrued expenses and other liabilities	23,436	25,776
Fees invoiced in advance	35,821	55,622
Current portion of long-term operating lease	11,105	10,282
Current portion of long-term debt	8,411	7,950
Total current liabilities	109,489	132,194
Long-term operating leases, net	38,074	29,614
Long-term debt, less current portion, net of debt issuance costs	370,931	369,795
Other long-term liabilities	17,967	6,373
Deferred tax liabilities, net	44,887	50,064
Total liabilities	581,348	588,040

Shareholders’ equity and noncontrolling interest:
Common shares, no par value:
Authorized 74,000,000 shares at December 31, 2023 and at September 30, 2023; 25,790,680 issued and outstanding at December 31, 2023 and 25,777,169 at September 30, 2023	6,409	6,406
Additional paid-in capital	715,282	715,696
Accumulated deficit	(469,106)	(453,278)
Accumulated other comprehensive income (loss)	1,577	330
Total equity attributable to common shareholders	254,162	269,154
Noncontrolling interest	—	(664)
Total shareholders’ equity and noncontrolling interest	254,162	268,490
Total liabilities and shareholders’ equity and noncontrolling interest	$835,510	$856,530

INOTIV, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
Operating activities:
Consolidated net loss	$(15,828)	$(86,932)
Adjustments to reconcile net loss to net cash used in operating activities, net of acquisitions:
Depreciation and amortization	14,250	13,263
Employee stock compensation expense	1,897	2,046
Changes in deferred taxes	(5,318)	(20,123)
Provision for expected credit losses	(438)	1,078
Amortization of debt issuance costs and original issue discount	846	732
Non-cash interest and accretion expense	1,688	1,446
Other non-cash operating activities	(1,249)	1,028
Goodwill impairment loss	—	66,367
Non-cash amortization of inventory fair value step-up	102	244
Changes in operating assets and liabilities:
Trade receivables and contract assets	(1,497)	21,999
Inventories	6,058	(4,204)
Prepaid expenses and other current assets	7,096	7,810
Operating lease right-of-use assets and liabilities, net	138	266
Accounts payable	(2,845)	1,169
Accrued expenses and other liabilities	(2,497)	(5,548)
Fees invoiced in advance	(20,012)	(7,796)
Other asset and liabilities, net	11,064	(255)
Net cash used in operating activities	(6,545)	(7,410)

Investing activities:
Capital expenditures	(5,572)	(8,369)
Proceeds from sale of equipment	1,529	211
Net cash used in investing activities	(4,043)	(8,158)

Financing activities:
Payments on revolving credit facility	—	(15,000)
Payments on senior term notes and delayed draw term loans	(691)	(688)
Borrowings on senior term notes and delayed draw term loans	—	35,000
Other financing activities, net	(2,230)	(928)
Net cash (used in) provided by financing activities	(2,921)	18,384

Effect of exchange rate changes on cash and cash equivalents	18	593

Net increase (decrease) in cash and cash equivalents	(13,491)	3,409
Less: cash, cash equivalents, and restricted cash held for sale	—	(1,569)
Cash, cash equivalents, and restricted cash at beginning of period	35,492	18,980
Cash, cash equivalents, and restricted cash at end of period	$22,001	$20,820

Supplemental disclosure of cash flow information:
Cash paid for interest	$11,068	$8,491
Income taxes paid, net	$298	$2,268

INOTIV, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECT BUSINESS SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
DSA
Revenue	44,698	41,093
Operating income	1,593	2,372
Operating income as a % of total revenue	1.2%	1.9%
Add back:
Depreciation and amortization	4,409	3,980
Restructuring costs	113	—
Startup costs	830	1,505
Total non-GAAP adjustments to operating income	5,352	5,485
Non-GAAP operating income	6,945	7,857
Non-GAAP operating income as a % of DSA revenue	15.5%	19.1%
Non-GAAP operating income as a % of total revenue	5.1%	6.4%

RMS
Revenue	90,803	81,661
Operating income (loss)	5,078	(71,272)
Operating income (loss) as a % of total revenue	3.7%	(58.1%)
Add back:
Depreciation and amortization	9,737	9,283
Restructuring costs	921	266
Amortization of inventory step up	102	244
Other unusual, third party costs	1,086	671
Goodwill impairment loss	—	66,367
Total non-GAAP adjustments to operating income (loss)	11,846	76,831
Non-GAAP operating income	16,924	5,559
Non-GAAP operating income as a % of RMS revenue	18.6%	6.8%
Non-GAAP operating income as a % of total revenue	12.5%	4.5%

	Three Months Ended December 31,
	2023	2022
Unallocated Corporate Operating Expenses	(16,042)	(21,678)
Unallocated corporate operating expenses as a % of total revenue	(11.8)%	(17.7)%
Add back:
Depreciation and amortization	104	—
Stock option expense	1,897	2,046
Acquisition and integration costs	70	983
Total non-GAAP adjustments to operating loss	2,071	3,029
Non-GAAP operating loss	(13,971)	(18,649)
Non-GAAP operating loss as a % of total revenue	(10.3)%	(15.2)%

Total
Revenue	135,501	122,754
Operating loss	(9,371)	(90,578)
Operating loss as a % of total revenue	(6.9)%	(73.8%)
Add back:
Depreciation and amortization	14,250	13,263
Stock compensation expense	1,897	2,046
Restructuring costs	1,034	266
Acquisition and integration costs	70	983
Amortization of inventory step up	102	244
Startup costs	830	1,505
Other unusual, third party costs	1,086	671
Goodwill impairment loss	-	66,367
Total non-GAAP adjustments to operating loss	19,269	85,345
Non-GAAP operating income (loss)	9,898	(5,233)
Non-GAAP operating income (loss) as a % of total revenue	7.3%	(4.3%)

INOTIV, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31
	2023	2022
GAAP Consolidated Net Loss	$(15,828)	$(86,932)
Adjustments (a):
Interest expense	11,364	10,450
Income tax benefit	(3,494)	(15,974)
Depreciation and amortization	14,250	13,263
Stock compensation expense	1,897	2,046
Acquisition and integration costs (1)	70	983
Startup costs	830	1,505
Restructuring costs (2)	1,034	266
Unrealized foreign exchange (gain) loss	(1,029)	1,250
Amortization of inventory step up	102	244
(Gain) loss on disposition of assets	(666)	380
Other unusual, third party costs	1,086	671
Goodwill impairment loss (3)	-	66,367
Adjusted EBITDA (b)	$9,616	$(5,481)
GAAP consolidated net loss as a percent of total revenue	(11.7)%	(70.8)%
Adjustments as a percent of total revenue	18.8%	66.4%
Adjusted EBITDA as a percent of total revenue	7.1%	(4.5%)
(a)Adjustments to certain GAAP reported measures for the three months ended December 31, 2023 and 2022 include, but are not limited to, the following:
(1)For the three months ended December 31, 2023 and 2022, represents charges for legal services, accounting services, travel and other related activities in connection with various acquisitions and the related integration of those acquisitions.
(2)For the three months ended December 31, 2023, represents costs incurred in connection with the exit of multiple sites and the enablement of the in-house integration of Inotiv’s North American transportation operations as previously disclosed. For the three months ended December 31, 2022, represents costs incurred in connection with the exit of multiple sites as previously disclosed.
(3)For the three months ended December 31, 2022, represents a non-cash goodwill impairment charge of $66.4 million related to the RMS segment.
(b)Adjusted EBITDA - Consolidated net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, stock compensation expense, acquisition and integration costs, startup costs, restructuring costs, unrealized foreign exchange gain/loss, amortization of inventory step up, gain/loss on disposition of assets, other unusual third party costs and goodwill impairment loss.